                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  LANCE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [LANCE, INC. LOGO]

                            CHARLOTTE, NORTH CAROLINA




       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 17, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lance, Inc. (the Company) will be held at the principal office of the Company, 8600 South Boulevard, Charlotte, North Carolina, on Friday, April 17, 1998, at 2:00 p.m., Local Time, for the purpose of considering and acting upon the following:

     1.   The election of five Directors.

     2. A proposal to approve an amendment to the Company's 1995 Nonqualified Stock Option Plan for Non-employee Directors to increase the number of shares of Common Stock authorized from 100,000 to 300,000.

     3. A proposal to amend the Company's Restated Charter to create a class of 5,000,000 shares of Preferred Stock, par value $1 per share, to be issued in such series and with such preferences, limitations and relative rights as the Board of Directors may determine from time to time.

     4. A proposal to ratify the selection of KPMG Peat Marwick LLP as independent public accountants for fiscal year 1998.

     5. Any and all other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 20, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

     THE BOARD OF DIRECTORS WILL APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

                                   By Order of the Board of Directors


                                   Robert S. Carles
                                   Secretary

Charlotte, North Carolina
March [20], 1998

                                   LANCE, INC.

                P. O. Box 32368, Charlotte, North Carolina 28232

                                 PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Lance, Inc. (the Company) to be held at its principal office, 8600 South Boulevard, Charlotte, North Carolina, at 2:00 p.m., Local Time, on Friday, April 17, 1998. This Proxy Statement and accompanying Proxy are first being sent to the stockholders of the Company on or about March [20], 1998.

     Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. In addition, the Company has engaged Corporate Investor Communications, Inc. (CIC) to deliver proxy materials to, and solicit proxies from, these institutions. CIC will be reimbursed for its printing costs, postage and freight charges, and other expenses and be paid a solicitation fee of $5,500. The total cost of soliciting proxies will be borne by the Company.

     Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by written request addressed to Secretary, Lance, Inc., Box 32368, Charlotte, North Carolina 28232 or by attending the meeting and electing to vote in person. Proxies received in such form will be voted as therein set forth at the meeting or any adjournment thereof.

     The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

     Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of the Common Stock of the Company held by them of record at the close of business on February 20, 1998, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock of the Company outstanding on February 20, 1998 was 29,931,303.

PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

     At February 2, 1998, the only persons known to the Company to be the beneficial owners of more than 5% of the Common Stock of the Company were as follows:


                                             NUMBER OF SHARES                     PERCENT OF
NAME AND ADDRESS OF                          AND NATURE OF                        COMMON STOCK
BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP                 OUTSTANDING
-------------------                          --------------------                 ------------
NationsBank Corporation                         1,852,612 (1)                       6.2%
Charlotte, NC 28255

Nancy Van Every McLaurin                        1,738,060 (2)                       5.8%
P. O. Box 21009
Charlotte, NC 28277

Nan Davis Van Every                             1,645,867 (3)                       5.5%
6001 Pelican Bay Boulevard
Naples, FL 33963

S. Lance Van Every                              2,143,722 (3)(4)                    7.2%
8913 Winged Bourne
Charlotte, NC 28210


(1) These shares represent shares held by wholly owned banking subsidiaries of NationsBank Corporation, a bank holding company (NationsBank). NationsBank had sole voting power with respect to 1,843,212 shares and shared voting power with respect to 9,400 shares and had sole power to dispose with respect to 1,044,862 shares and shared power to dispose with respect to 791,294 shares. Information with respect to NationsBank is as of December 31, 1997 and is derived from its Schedule 13G dated February 18, 1998. Shares held by the Philip L. Van Every Foundation, for which a wholly owned subsidiary of NationsBank, is trustee, are not included as voting and disposition of such shares is directed by the Foundation's Board of Administrators.

(2) Includes 3,500 shares subject to options currently exercisable, 897,880 shares held under power of attorney from her mother and 24,080 shares held by Mrs. McLaurin as custodian for her children.

(3) Includes 1,580,793 shares held in trust as to which Mrs. Van Every will acquire sole power to vote and dispose on April 9, 1998 of which 1,294,295 are held in a trust as to which S. Lance Van Every currently has sole power to vote and sole power to dispose.

(4) Includes 34,500 shares subject to options currently exercisable and 33,712 shares held by S. Lance Van Every either as custodian or in trust for his children and grandchildren. Mr. Van Every had sole power to vote and dispose of all of these shares except for 52,044 shares held as co-trustee as to which he had shared power to vote and dispose.

     Based on information available to the Company, the Van Every family, consisting of the descendants of Salem A. Van Every, Sr., deceased, and their spouses, owned beneficially on February 2, 1998, approximately [12,600,000] shares of the Common Stock of the Company (approximately [42%] of the outstanding shares). Of such shares, approximately [800,000] shares are held by fiduciaries having the sole power to vote and dispose. Members of the Van Every family may own or may have disposed of shares in nominee or other accounts, information as to the amounts of which may not be available to the Company. There are approximately [75] Van Every family stockholders, including stockholders who are minors.

     The following table sets forth, as of February 2, 1998, information as to the beneficial ownership of the Company's $.83-1/3 par value Common Stock by all Directors, named Executive Officers (as defined herein), and Directors and executive officers of the Company as a group.


                                              NUMBER OF SHARES                        PERCENT OF
                                              AND NATURE OF                           COMMON STOCK
NAME OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP (1)                OUTSTANDING (2)
------------------------                     ------------------------                 ---------------
Alan T. Dickson                                       42,700   (3)                            *

J.W. Disher                                           25,685   (4)                            *
                                                  [1,409,292]  (5)                          4.7%

James H. Hance, Jr.                                    5,500   (6)                            *

William R. Holland                                     4,500   (7)                            *

Weldon H. Johnson                                      4,500   (8)                            *

Scott C. Lea                                          10,500   (9)                            *

Nancy Van Every McLaurin                           1,738,060  (10)                          5.8%

Robert V. Sisk                                       255,920  (11)                            *

Paul A. Stroup, III                                   42,549  (12)                            *
                                                  [1,409,292]  (5)                          4.7%

Isaiah Tidwell                                         4,000   (7)                            *

S. Lance Van Every                                 2,143,722  (13)                          7.2%

Peter M. Duggan                                        9,004  (14)                            *

G. R. Melvin                                          29,502  (15)                            *

B. Clyde Preslar                                       5,069  (16)                            *

Richard G. Tucker                                      6,665  (17)                            *

Directors and executive officers                   5,756,857  (18)                         19.1%
 as a group (21 persons)

--------------------------------
 *    Less than 1%.

(1) All shares are owned directly and with sole voting and dispositive power except as otherwise noted. Common Stock ownership is as of February 2, 1998.

(2) Based on the number of shares outstanding plus options held by Directors and executive officers that are currently exercisable or exercisable within 60 days of February 2, 1998.

(3) Includes 3,500 shares subject to exercisable options, 32,000 shares held by The Dickson Foundation, Inc. of which Mr. Dickson is a member of the Board of Directors and its investment committee and 7,200 shares held by a trust for which Mr. Dickson, his brother and NationsBank, N.
      A. are co-trustees.

(4) Includes 3,500 shares subject to exercisable options and 700 shares held by Mr. Disher's wife.

(5) Consists of shares held by the Philip L. Van Every Foundation (the Foundation) of which Messrs. Disher and Stroup are members of the Board of Administrators and NationsBank, N.A. is trustee.

(6) Includes 3,500 shares subject to exercisable options but does not include shares held by NationsBank. See Principal Stockholders and Holdings of Management above and note 18 below.

(7)   Includes 3,500 shares subject to exercisable options.

(8)   Includes 2,500 shares subject to exercisable options.

(9) Includes 7,000 shares held by a revocable trust of which Mr. Lea is the grantor and beneficiary and 3,500 shares subject to exercisable options.

(10) Includes 3,500 shares subject to exercisable options, 897,880 shares held under power of attorney from her mother and 24,080 shares held by Mrs. McLaurin as custodian for her children.

(11) Includes 3,500 shares subject to exercisable options and 252,362 shares held by Mr. Sisk's wife.

(12) Includes 26,200 shares subject to exercisable options, 589 shares held by Mr. Stroup's wife and 4,850 shares of restricted stock.

(13) Includes 34,500 shares subject to exercisable options, 33,712 shares held by S. Lance Van Every either as custodian or in trust for his children and grandchildren and 52,044 shares held in trust as to which Mr.
      Van Every has shared power to vote and dispose.

(14) Includes 6,175 shares subject to exercisable options and 2,650 shares of restricted stock.

(15) Includes 12,975 shares subject to exercisable options, 1,800 shares held by Mr. Melvin's wife, 381 shares held by Mr. Melvin as custodian for his grandchild and 2,650 shares of restricted stock.

(16) Includes 2,000 shares subject to exercisable options and 2,550 shares of restricted stock.

(17) Includes 1,500 shares subject to exercisable options and 2,550 shares of restricted stock.

(18) Includes 130,925 shares subject to exercisable options held by Directors and executive officers, [1,409,292] shares held by the Foundation of which Messrs. Disher and Stroup are members of the Board of Administrators and NationsBank, N.A. is trustee and 23,250 shares of restricted stock. Does not include shares held by NationsBank (other than shares held as trustee of the Foundation), of which James H. Hance, Jr. is Vice Chairman, Chief Financial Officer and a director or shares held by Mr. Melvin.

ELECTION OF DIRECTORS

     At the meeting, five Directors will be elected. Four Directors will be elected to serve until the Annual Meeting of Stockholders in 2001 and one Director will be elected to serve until the Annual Meeting of Stockholders in 2000. Each such Director shall be elected to serve, subject to the provisions of the Bylaws and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and shares not voted are not taken into account in determining a plurality.

     The Board of Directors has set the number of Directors at twelve. If each of the five nominees are elected at the Annual Meeting of Stockholders, one vacancy will remain unfilled unless sooner filled by the stockholders. The Nominating Committee has not yet identified a nominee to fill this vacancy. However, stockholders may vote their proxies for no more than five Directors.

     It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR all the nominees indicated below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder's proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for five nominees including such substitutes as shall be designated by the Board of Directors.

     The first four nominees are listed below, all of whom are currently members of the Board of Directors. The nominees were elected to their current terms, which expire in 1998, at the Annual Meeting of Stockholders held April 21, 1995.

NAME AND DIRECTOR SINCE (1)           AGE     INFORMATION ABOUT NOMINEES AND DIRECTORS
---------------------------           ---     ----------------------------------------
Alan T. Dickson (2)                   66      Chairman of the Board and Chief Executive Officer of Ruddick
  1983                                        Corporation, Charlotte, NC (Diversified holding company) since 1994 and President 1968-1994;  Director of Ruddick Corporation,
                                              NationsBank Corporation, Sonoco Products Company  and  Bassett
                                              Furniture Industries, Inc.

James H. Hance, Jr.                   53      Vice Chairman of NationsBank Corporation, Charlotte, NC since 1993
  1995                                        and Chief Financial Officer since  1988; Director of Caraustar
                                              Industries, Inc., Family Dollar Stores, Inc., NationsBank
                                              Corporation and Summit Properties, Inc.

Nancy Van Every McLaurin (3)          53      Private investor for more than the past five years
  1995

S. Lance Van Every (3)                50      Private investor for more than the past five years
  1990

      The fifth nominee is Weldon H. Johnson. Mr. Johnson, who was appointed a Director on April 18, 1997 to fill a vacancy on the Board of Directors, is being nominated to serve until 2000 to fill the vacancy created by the resignation of Richard A. Zimmerman. Mr. Zimmerman was elected to the Board of Directors at the Annual Meeting of Stockholders held on April 18, 1997 for a term expiring in 2000.

NAME AND DIRECTOR SINCE (1)          AGE      INFORMATION ABOUT NOMINEES AND DIRECTORS
---------------------------          ---      ----------------------------------------
Weldon H. Johnson                    61       Private investor since 1997; Senior Vice President of The Coca-Cola
  1997                                        Company and President Coca-Cola Latin America group 1987-1996;
                                              Director of NorAm Energy Corp. and Panamerican Beverages, Inc.

     The three members of the Board of Directors listed below were elected to their current terms, which expire in 2000, at the Annual Meeting of Stockholders held April 18, 1997.


NAME AND DIRECTOR SINCE (1)           AGE     INFORMATION ABOUT NOMINEES AND DIRECTORS
---------------------------           ---     ----------------------------------------
William R. Holland (2)                59      Chairman and Chief Executive Officer of United Dominion Industries
  1993                                        Limited, Charlotte, NC (Diversified manufacturing company) since
                                              1986; Director of United Dominion Industries Limited and Morgan
                                              Products Ltd.

Paul A. Stroup, III (2)               46      Chief Executive Officer of the Company since 1995, President since
  1986                                        1994 and Executive Vice President 1989-1994

Isaiah Tidwell                        53      Executive Vice President and Southern/Western Regional Executive of
  1995                                        Wachovia Bank, N.A., Charlotte, NC since 1996, Southern Regional
                                              Executive 1993-1995 and Regional Vice President 1990-1995

     The three members of the Board of Directors listed below were elected to their current terms, which expire in 1999, at the Annual Meeting of Stockholders held on April 19, 1996 except Scott C. Lea was elected at the Annual Meeting of Stockholders on April 18, 1997.


NAME AND DIRECTOR SINCE (1)           AGE     INFORMATION ABOUT NOMINEES AND DIRECTORS
---------------------------           ---     ----------------------------------------
J. W. Disher (2)                      64      Private Investor since 1996; Chairman of the Board of the Company
  1968                                        1991-1996, Chief Executive Officer 1990-1995 and President
                                              1988-1994; Director of First Union National Bank

Scott C. Lea (2)                      66      Chairman of the Board of the Company since 1996; Private Investor
  1994                                        since 1992; Chairman of the Board of Rexham, Inc.(Manufacturer of
                                              packaging and coated and laminated products) 1989-1991; President,
                                              Chief Executive Officer and Director of Rexham 1974-1989; Director
                                              of Speizman Industries, Inc.

Robert V. Sisk (2)(3)                 62      President of Piedmont Engineering Corp., Charlotte, NC (Industrial
  1990                                        refrigeration systems) since 1965


(1) The information about the Directors was furnished to the Company by the Directors.

(2)   Member of the Executive Committee.

(3) S. Lance Van Every and Nancy Van Every McLaurin are cousins and Mr. Sisk's wife is their cousin.

      NationsBank, N.A. provides a line of credit to the Company which the Company has not used. Also, a subsidiary of NationsBank provides securities brokerage services to the Company for which the Company pays NationsBank's standard fees. Mr. Dickson is a director of NationsBank and Mr. Hance is the Vice Chairman and Chief Financial Officer and a director of NationsBank and NationsBank, N.A.

      First Union National Bank acts as trustee of the Company's Profit Sharing Trust and the Company's 401(k) Retirement Savings Plan, for which the Company pays the bank's standard fees. Mr. Disher is a director of First Union National Bank.

      Subsidiaries of Ruddick Corporation purchase products from the Company in the ordinary course of business at the Company's standard prices. Mr. Dickson is the Chairman of the Board and Chief Executive Officer of Ruddick Corporation.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board of Directors met six times during the fiscal year. Each director attended 75% or more of the total number of meetings of the Board of Directors and meetings of all Committees on which he or she served.

      The Audit Committee is composed of Robert V. Sisk, Chairman, James H. Hance, Jr., William R. Holland, Weldon H. Johnson, Scott C. Lea, Nancy Van Every McLaurin and Isaiah Tidwell and is responsible for recommending independent auditors for the Company, reviewing the Company's financial statements, audit report, internal financial controls and internal audit procedures and approving services to be performed by the Company's independent auditors. The Audit Committee met four times during the fiscal year.

      The Nominating Committee is composed of J. W. Disher, Chairman, Alan T. Dickson, Scott C. Lea, Robert V. Sisk, Paul A. Stroup, III and S. Lance Van Every. Its functions include the screening and recommendation of candidates for election to the Board of Directors of the Company. The Committee will consider nominees recommended by stockholders, which nominations may be made in writing and directed to J. W. Disher, Chairman of the Committee. The Nominating Committee met three time during the fiscal year.

      The Compensation/Stock Option Committee provides overall guidance to the Company's executive compensation program. The Committee is currently composed of four members of the Board of Directors: Alan T. Dickson, Chairman, J. W. Disher, James H. Hance, Jr. and S. Lance Van Every. Richard A. Zimmerman served on the Committee until his resignation from the Board of Directors on September 9, 1997. The Committee met four times during the fiscal year. The Committee's recommendations regarding the salary of the Chief Executive Officer and the other officers of the Company are subject to approval by the Board, except for decisions about grants under the Company's stock incentive plans, which are made solely by the Committee in order for the grants to satisfy tax and securities law requirements.

COMPENSATION/STOCK OPTION COMMITTEE REPORT

      The Company's philosophy for executive compensation is designed to link executive pay with the Company's annual and long-term performance and to attract, motivate and retain excellent people by providing compensation opportunities that are both competitive and consistent with Company performance. The compensation program provides for lower base salaries and a significant portion of compensation that is "at risk." In connection with its restructuring in 1996, the Company received from its independent consulting firm a comprehensive review of the Company's compensation programs. The consulting firm has continued to assist the Company and the Committee in the design of its executive and other compensation programs.

      The compensation program is composed of three elements: base salary, cash bonus and long-term stock based incentives. The cash bonus is performance based and the long-term incentives are tied to stock price performance, continued employment and the achievement of a multiple year financial performance goal. For 1997, the stock based incentives were limited to stock options and restricted stock awards granted. For 1997, the Board of Directors adopted the Lance, Inc. Annual Corporate Performance Incentive Plan for Officers for 1997 (the Annual Incentive Plan) as recommended by the Committee to reward advancement of annual financial performance goals and the Lance, Inc. Long-Term Incentive Plan for Officers for 1997 (the Long-Term Plan) pursuant to the Company's 1997 Incentive Equity Plan, which was approved by the stockholders in 1997.

     In addition during 1997, in consultation with its compensation consultants, the Committee designed Compensation and Benefits Assurance Agreements and Executive Severance Agreements for the Chief Executive Officer and six other senior executives of the Company, except for G. R. Melvin. The Compensation and Benefits Assurance Agreements are designed to provide the senior executives of the Company assurance of compensation and benefits in the event of a change in control of the Company and termination of their employment so they can concentrate their full efforts and attention on the operation and management of the Company, the protection of stockholders and the creation of stockholder value in the event of a potential change in ownership. The Executive Severance Agreements are designed to provide salary continuation benefits for a specified term for the senior executive officers in the event of termination of their employment. The Agreement with Paul A. Stroup, III contains differing provisions as he agreed at the same time to the termination of his prior Executive Employment Agreement. The Agreements were recommended by the Committee, approved by the Board of Directors and executed in November 1997. The Agreements were not provided in response to any particular potential change in ownership of the Company and are similar to those provided by many public companies. The Compensation and Benefits Assurance Agreements and the Executive Severance Agreements are described under "Executive Officer Compensation" below.

      In 1997 and prior years, the Committee granted increases to the officers based on recommendations from the Chief Executive Officer who has consulted with other officers of the Company. From time to time, the Committee has made adjustments to such recommendations. In 1997, the Board accepted and approved the recommendations of the Committee. Those who served during the fiscal year as Chief Executive Officer and the four other highest paid executive officers are collectively referred to as the named Executive Officers. The Committee also takes into account the fact that each of the named Executive Officers, except for Mr. Melvin, has entered into a Compensation and Benefits Assurance Agreement and an Executive Severance Agreement, each described above, and that Mr. Melvin has entered into an Executive Employment Agreement described below.

      In considering base salaries for 1997, the Committee considered the compensation review, participation in the Annual Incentive Plan and participation in the Long-Term Plan, including the grant of stock options and restricted stock awards. The salaries of the named Executive Officers, excluding the Chief Executive Officer, were increased an average of 4.0 % for 1997 over 1996.

      With respect to the Chief Executive Officer during 1997, Mr. Stroup, the Committee did not make special note of performance factors but considered the same factors as it considered for all officers of the Company.
Mr. Stroup's salary rate was increased 5.7% for 1997 over 1996.

      The purposes of the Annual Incentive Plan and the Long-Term Plan include the following:

      - motivate behavior that leads to the successful achievement of specific financial and operations goals that support the Company's stated business strategy

      - emphasize the link between performance and rewards for meeting predetermined specific goals

      -     improve the competitiveness of total cash pay opportunities

      - continue to help establish performance orientation at the Company and communicate that greater responsibilities creates greater rewards because more pay is "at risk"

      - aligning the interests of executives and senior managers with those of stockholders by linking a substantial portion of pay to the price of the Company's Common Stock

      - provide a way to attract and retain executives and senior managers who are critical to the Company's future success

      - increase total pay for executives and senior managers to competitive levels

      -     keep fixed compensation costs low.


      Under the Annual Incentive Plan, cash bonus awards are paid as a percentage of base salary depending on the attainment of specified financial performance goals as to 75% of the bonus, with the balance determined at the discretion of the Committee based on the executive meeting individual objectives. In 1997, there were ten participants in the Annual Incentive Plan, including the Chief Executive Officer and the named Executive Officers. For 1997, the participants in the Annual Incentive Plan received cash awards based 75% on meeting specified financial performance goals measured in earnings per share of the Company's Common Stock, with 25% based on meeting individual objectives. In addition, there were approximately 332 executive and senior manager participants in a substantially similar Annual Corporate Performance Incentive Plan who received cash awards. Substantially all of the employees of the Company participate in incentive compensation plans.

     Under the Long-Term Plan, the long-term incentives awarded to executives to date are stock options and restricted stock awards. Stock options provide executives with the opportunity to buy and maintain an equity interest in the Company and share the appreciation in the value of the Company's Common Stock. During 1997, the Committee awarded stock options for an aggregate of 39,350 shares and 10,400 shares of restricted stock to the named Executive Officers, excluding the Chief Executive Officer. Mr. Stroup was awarded stock options to purchase 18,300 shares and 4,850 restricted shares. In addition, the Committee awarded stock options totaling 241,750 shares to approximately 100 other executives and senior managers and eight of these executives and senior managers received an aggregate of 14,950 restricted shares.

      The above report is presented by the following current members of the Compensation/Stock Option Committee: Alan T. Dickson, Chairman, J. W. Disher, James H. Hance, Jr. and S. Lance Van Every.

COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      J. W. Disher, who retired as Chief Executive Officer of the Company in April 1995, was appointed to the Compensation/Stock Option Committee after his retirement.

DIRECTOR COMPENSATION

      Directors who are employees of the Company or its subsidiaries receive no additional compensation for serving as directors. Directors who are not employees of the Company or its subsidiaries (other than the Chairman of the Board) receive an annual fee of $12,000 plus $600 for each Board meeting attended and $450 for each Committee meeting attended, except the fee for a Committee meeting held on the same day as a Board meeting is $300. Non-employee directors who serve as a Committee Chairman receive an additional $1,500 per year.

      Mr. Lea receives a monthly fee of $16,500 for serving as Chairman of the Board of Directors which began upon his election in April 1996. He serves substantially full time as an adviser to the Company. His focus is on the Company's strategic direction, management development and creation of stockholder value. It is expected that Mr. Lea will serve as Chairman of the Board for one more year subject to annual renewal upon mutual agreement of Mr. Lea and Mr. Stroup. The Company has agreed to continue Mr. Lea's monthly fee for 12 months after his death or disability while serving as Chairman of the Board. In addition, Mr. Lea will receive incentive compensation equal to $10,000 for each 1% that the Highest Average Sales Price (as defined below) of the Company's Common Stock exceeds $16 per share. The Highest Average Sales Price means the average of the highest sales price of the Company's Common Stock on The Nasdaq Stock Market during the four consecutive interim (quarterly accounting) periods of the Company which have the highest average sales price of the Company's Common Stock, beginning in March 1996 and ending two years after Mr. Lea's completion of service as Chairman of the Board. Such incentive compensation will be paid in one lump sum two years after Mr. Lea completes his service as Chairman of the Board. In the event of a Change of Control as defined and described in the Executive Employment Agreements described under the heading "Executive Officer Compensation" below, the Highest Average Sales Price will be the highest per share consideration paid or payable for the Company's Common Stock in connection with the transaction that results in a Change of Control. The incentive compensation will be paid in one lump sum concurrently with a Change of Control.

      Non-employee directors are also eligible to receive stock options under the Company's 1995 Nonqualified Stock Option Plan for Non-Employee Directors (the Director Plan). Each non-employee director receives an initial option grant to purchase 2,500 shares of Common Stock upon becoming a director (exercisable after six months of service). The Director Plan also provides for annual option grants on every May 1 to each non-employee director continuing in office (other than the initial year) which become exercisable after one year's service. In 1996, each non-employee director continuing in office was awarded an option to purchase 1,000 shares of Common Stock. In 1997, the Board of Directors amended the Director Plan to increase the annual option grant to 4,000 shares of Common Stock. Each current non-employee director (including Mr. Lea) has been granted options to purchase 7,500 shares of Common Stock, except Weldon H. Johnson who has been granted options to purchase 2,500 shares. Each current non-employee director will be granted an option to purchase 4,000 shares of Common Stock on May 1, 1998 at an option price equal to the fair market value of the Common Stock on such date, subject to stockholder approval of the increase in the number of shares of Common stock available under the Director Plan. See "Amendment to 1995 Nonqualified Stock Option Plan for Non-Employee Directors" below. If the stockholders do not approve the amendment to the Directors Plan, each award will be reduced to the proportionate number of shares remaining available under the Director Plan.

STOCKHOLDER RETURN PERFORMANCE GRAPH

      Included below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S. Companies) Index and the Company's Peer Group for the period commencing December 26, 1992 and ending December 27, 1997 covering the Company's five fiscal years ended December 25, 1993, December 31, 1994, December 30, 1995, December 28, 1996 and December 27, 1997.

      The Company has selected a Peer Group consisting of the three publicly-traded companies named below, which are in the snack foods industry. Virtually all of the Company's direct competitors and peers are privately-held companies or subsidiaries or divisions of larger publicly-held companies so that the available members of the Peer Group are limited.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           AMONG THE COMPANY, NASDAQ STOCK MARKET INDEX AND PEER GROUP



                        1992    1993      1994      1995      1996     1997
                        ----    ----      ----      ----      ----     ----
Company                 100    85.558    83.005    80.903    92.836   142.93
Nasdaq Stock Market     100   113.764   112.537   161.298   198.632   234.8
Peer Group              100   129.189   109.681   109.729   114.333   134.671


      This graph assumes that $100 was invested in the Company's Common Stock on December 26, 1992, in The Nasdaq Stock Market (U.S. Companies) Index and in the Peer Group, which consists of Golden Enterprises, Inc., Grist Mill Company and J&J Snack Foods Corp., and that dividends were reinvested.

EXECUTIVE OFFICER COMPENSATION

      The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended December 27, 1997, December 28, 1996 and December 30, 1995 to or for the account of each of those persons who served during the 1997 fiscal year as the Chief Executive Officer, the Company's four other highest paid executive officers (collectively, the named Executive Officers).

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                          -------------------              ----------------------
NAME AND                                                           OTHER ANNUAL                        SECURITIES      ALL OTHER
PRINCIPAL                        FISCAL                            COMPENSATION   RESTRICTED STOCK     UNDERLYING     COMPENSATION
POSITION                          YEAR      SALARY ($)  BONUS ($)    ($) (1)      AWARD(S) ($)(2)     OPTIONS (#SH)     ($) (3)
----------                       ------     ----------  ---------  ------------   ----------------    --------------  -------------
Paul A. Stroup, III                1997     237,692     189,000          --             89,119            18,300       22,165
 President and                     1996     227,032     181,100          --                  0            29,200       11,117
 Chief Executive Officer           1995     214,933           0          --                  0                 0        9,852


G. R. Melvin(4)                    1997     173,856     100,400          --             48,694            10,000       13,627
 Senior Vice President             1996     170,768      99,000          --                  0            13,500        7,488
                                   1995     168,368           0          --                  0                 0        6,726


Peter M. Duggan                    1997     176,914      96,200          --             48,694            10,050       13,611
 Senior Vice President             1996     171,600      99,500          --                  0            12,700        7,084
                                   1995     156,181           0          --                  0             3,000        9,071


B. Clyde Preslar (5)               1997     160,748     103,000          --             46,856             9,650        5,286
 Vice President and                1996     111,220      95,700      80,428                  0             8,000       20,000
 Treasurer

Richard G. Tucker (5)              1997     157,746     104,400          --             46,856             9,650        5,069
  Vice President                   1996      97,158      57,000      21,882                  0             6,000           --

--------------------

(1) No named Executive Officer has received personal benefits during the listed years in excess of 10% of the total of annual salary and bonus, except Mr. Preslar and Mr. Tucker who received $75,343 and $21,882, respectively, in 1996 for moving expenses in connection with their employment by the Company.

(2) Amount represents the dollar value of shares of restricted stock and performance restricted stock issued to the named Executive Officers as of the date of the award. At December 27, 1997, the market value and holdings for each named Executive Officer was as follows: Mr. Stroup $126,100 (2,000 restricted shares and 2,850 performance restricted shares); Mr. Melvin $68,900 (1,100 restricted shares and 1,550 performance restricted shares); Mr. Duggan $68,900 (1,100 restricted shares and 1,550 performance restricted shares); Mr. Preslar $66,300 (1,050 restricted shares and 1,500 performance restricted shares) and Mr. Tucker $66,300 (1,050 restricted shares and 1,500 performance restricted shares). Vesting of 50% of the restricted shares occurs on each of the second and fourth anniversaries of the award date if still employed by the Company. Vesting of the performance restricted shares occurs on the third anniversary of the award date if the Company achieves specified financial performance goal for the three fiscal years ending December 25, 1999. Dividends are payable on all restricted shares and performance restricted shares.

(3) For fiscal year 1997, includes amounts contributed by the Company under the Company's Profit-Sharing Retirement Plan as follows: Mr. Stroup $8,020, Mr. Melvin $8,137, Mr. Duggan $7,816,

      Mr. Preslar $4,224 and Mr. Tucker $4,234; amounts contributed by the Company under the Company's Employee Stock Purchase Plan as follows:
      Mr. Stroup $1,560, Mr. Duggan $130, Mr. Preslar $1,062 and Mr. Tucker $835 and amounts contributed by the Company under the Company's Benefit Restoration Plan as follows: Mr. Stroup $12,585, Mr. Melvin $5,490 and Mr. Duggan $5,665.

(4)   Mr. Melvin retired in January 1998.

(5) Mr. Preslar and Mr. Tucker were first appointed officers of the Company in 1996.


      In 1997, each of the named Executive Officers, except Mr. Melvin, entered into a Compensation and Benefits Assurance Agreement (a Benefits Agreement) and an Executive Severance Agreement (a Severance Agreement) with the Company.

      In prior years, Messrs. Stroup and Melvin had entered into an Executive Employment Agreement with the Company, described below. In connection with the execution of a Benefits Agreement and a Severance Agreement in 1997, Mr. Stroup agreed to the termination of his Executive Employment Agreement.

      The Benefits Agreements for the named Executive Officers are substantially identical except that the initial term for Mr. Stroup extends until December 31, 2011, the year in which he reaches age 60, which was the same end of term date under his prior Executive Employment Agreement. The Benefits Agreements provide for the payment of specified benefits in the event of a Change in Control, as defined. A Change in Control for the purposes of a Benefits Agreement and a Severance Agreement means the acquisition of 25% or more of the voting securities of the Company by a person or group other than members of the Van Every Family which consists of the descendants of Salem A. Van Every, Sr. and their spouses; a change in the majority of the Board of Directors of the Company over a two year period or approval by the stockholders of the Company of a sale of substantially all of the assets to an entity of which current Company stockholders own less than 60% of voting control, liquidation of the Company or a merger, consolidation or reorganization after which current Company stockholders own less than 60% of voting control. Benefits are payable under a Benefits Agreement only in the event of a Change in Control and one of the following occurring within three years thereafter: involuntary termination of the executive without Cause, as defined; voluntary termination for Good Reason, as defined, including demotion, relocation or pay reduction; voluntary termination for any reason during the 13th month after the Change in Control or breach of the Benefits Agreement by the Company or a successor to the Company. In such event, the executive would receive accrued compensation and benefits including the current year's bonus; an amount equal to three times base salary plus three times the greater of the prior year's actual or current year's target bonus; an amount equal to the Profit Sharing Plan contribution based on the base salary and target bonus payment; up to 36 months of health insurance coverage, outplacement services and an amount equal to any Federal excise taxes payable by the executive. The initial term for the named Executive Officers under a Benefits Agreement is three years except for Mr. Stroup, as described above. After the initial term, each Benefit Agreement automatically renews for successive one year terms and may be terminated by the Company on one year's notice prior to the end of an initial or renewal term. In the event of a Change in Control, there is an automatic three year extension.

      Each of the named Executive Officers, except for Mr. Melvin, entered into a Severance Agreement. The provisions of the Severance Agreements are identical for each of the named Executive Officers except for Mr. Stroup. In the event of involuntary termination of the executive without Cause, as defined, and prior to a Change in Control, as defined, the executive will receive accrued compensation and benefits including current year's bonus plus an amount equal to base salary plus the current year's target bonus. The initial term for a Severance Agreement is three years with automatic renewals for successive one year terms. Each Severance Agreement may be terminated on one year's notice prior to the end of an initial or renewal term.

      In connection with the agreement by Mr. Stroup to terminate his Executive Employment Agreement, his Severance Agreement provides for the continuation of supplement retirement benefits similar to those under his prior Executive Employment Agreement. His Severance Agreement provides for supplemental retirement benefits equal to five times base salary payable over 15 years after retirement or until age 75, if earlier. He may elect a lump sum equal to present value. There is a death benefit equal to 75% of the remaining retirement benefit. He is eligible for retirement benefits at any time after December 31, 2011 or upon death or Disability, as defined. In the event of a Change in Control, as defined, he receives a lump sum equal to the present value of the retirement benefit on termination of employment following a Change in Control. He would also receive a severance benefit upon involuntary termination without Cause, as defined, prior to the earlier of a Change in Control or December 31, 2011. Severance benefits for Mr. Stroup consists of accrued compensation and benefits including current year's bonus; two and one-half times the highest base salary paid to him plus current year's target bonus, provided that the amount is reduced for severance after age 57 1/2. There is also an immediate commencement of the supplemental retirement benefit, transfer of his Company car to him, payment for unexercised vested stock options, health and medical insurance to age 60 and out placement services.

      Messrs. Stroup and Melvin have executed an Executive Employment Agreement with the Company. However, the Executive Employment Agreement with Mr. Stroup was terminated in 1997. The provisions of these agreements are substantially identical. Each agreement provides for the continued full-time employment of the executive by the Company in the same or another executive position until retirement (which includes termination after a Change of Control of the Company, as described below, or termination due to disability) or death, whereupon the Company will pay the executive or his beneficiary supplemental retirement or death benefits, subject to certain conditions of forfeiture. The executive, however, may be terminated by the Company for cause (as defined in the agreement). The maximum amount payable upon retirement is five times the annual salary being received by the executive at the time of retirement. Payment is made in 13 installments each year over the period between the date of actual retirement and the earlier of the end of the Company's fiscal year in which the executive reaches the age of 75, or the end of the fiscal year in which the 15th anniversary date of the executive's termination of employment occurs. Lesser amounts are payable in the event of death. The agreement also provides that as long as the executive is entitled to payments under the agreement he will not become an employee, director or consultant to a corporation, partnership or have any ownership interest therein, which competes with the Company. The executive loses all rights to payment under the agreement if he voluntarily quits the Company or is terminated for cause. The agreement also provides for the executive to provide ongoing services to the Company after his retirement, generally of a consulting nature. The Company will pay the executive a reasonable per diem amount and will reimburse him for his costs of providing such services. The Company has entered into a Trust Agreement with First Union National Bank to create the Lance, Inc. Key Executive Employee Benefit Plan Trust (the Trust) which provides that, in the event of a Change of Control of the Company, the Company will fund the Trust with cash in an amount sufficient to pay the full amount payable under each Executive Employment Agreement. A Change of Control for the purposes of the Executive Employment Agreements and the Trust means the acquisition or contracting for the acquisition or otherwise controlling in excess of 35% of the voting securities of the Company by any person excluding voting securities beneficially owned by members of the Van Every Family which consists of the descendants of Salem A. Van Every, Sr., deceased, and their spouses. Mr. Melvin retired in January 1998 and began receiving supplemental retirement payments then.

     Mr. Preslar's separate salary continuation agreement with the Company was terminated upon execution of a Severance Agreement.

      The table below shows the individual grants to the named Executive Officers of stock options during the fiscal year ended December 27, 1997.

                      OPTION GRANTS IN THE 1997 FISCAL YEAR
                                INDIVIDUAL GRANTS

                                        % OF TOTAL OPTIONS/
                                              SARS
                                            GRANTED TO                                          GRANT DATE
                         OPTIONS/SARS      EMPLOYEES IN      EXERCISE OR BASE   EXPIRATION        PRESENT
NAME                    GRANTED (#SH)       FISCAL YEAR         PRICE ($/SH)        DATE        VALUE ($)(1)
----                    -------------   -------------------  ----------------   --------------  -------------
Paul  A. Stroup, III        18,300              6.1               18.375        April 17, 2007    56,730
G. R. Melvin                10,000              3.3               18.375        April 17, 2007    31,000
Peter M. Duggan             10,050              3.3               18.375        April 17, 2007    31,155
B. Clyde Preslar             9,650              3.2               18.375        April 17, 2007    29,915
Richard G. Tucker            9,650              3.2               18.375        April 17, 2007    29,915

(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The estimated values under the model are based on arbitrary assumptions as follows: options to be exercised in ten years, stock price volatility at .186, annual dividend yield of 5.22% and a risk-free interest rate of 7.01%. No downward adjustments are made to the resulting grant-date option values to account for potential forfeitures or non-transferability of the options. The actual value of the options depends upon the actual performance of the Company's stock during the applicable period.

      The table below shows, on an aggregated basis, each exercise of stock options or tandem SARs during the fiscal year ended December 27, 1997 by each of the named Executive Officers and the 1997 fiscal year-end value of unexercised options and SARs.

             AGGREGATED OPTION/SAR EXERCISES IN THE 1997 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES        VALUE OF
                                                                UNEXERCISED UNDERLYING      UNEXERCISED
                                                                    OPTIONS/SARS            IN-THE-MONEY
                                                                    AT FY-END (#)          OPTIONS/SARS
                                                                                            AT FY-END ($)

                         SHARES ACQUIRED                           EXERCISABLE/           UNEXERCISABLE
NAME                    ON EXERCISE (#SH)     VALUE REALIZED ($)   UNEXERCISABLE          EXERCISABLE/
----                    ----------------      ------------------   -------------          --------------
Paul  A. Stroup, III             0                       0         26,200/40,200          163,166/362,644
G. R. Melvin                     0                       0         12,975/20,125           67,758/103,148
Peter M. Duggan                  0                       0          6,175/19,575           57,845/173,667
B. Clyde Preslar                 0                       0          2,000/15,650           18,750/129,831
Richard G. Tucker            2,000                  18,438          1,500/14,150           14,063/115,769



AMENDMENT TO 1995 NONQUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

      The Company maintains the Lance, Inc. 1995 Nonqualified Stock Option Plan for Non-employee Directors (the Director Plan). In January 1998, the Board of Directors adopted an amendment to the Director Plan to increase by 200,000 the number of shares of Common Stock available for the grant of options (the Plan Amendment). The Plan Amendment will be effective upon approval by the stockholders. If the Plan Amendment is not approved by stockholders, the Director Plan will continue in effect without the additional number of available shares and under its current terms. However, the annual option grants to non-employee directors on May 1, 1998 will exhaust the remaining shares available under the Director Plan.

      Under the Director Plan, as adopted by the Company's stockholders on April 21, 1995, 100,000 shares of Common Stock were authorized for issuance in connection with the grant of options to purchase shares of Common Stock to non-employee directors. The only persons eligible to receive options under the Director Plan are Directors of the Company who are not regular employees on the date of grant of the option. There are currently 10 Directors, including the current nominees, that are eligible to participate in the Director Plan. Each non-employee director automatically receives an initial option grant to purchase 2,500 shares of Common Stock on the first May 1 after becoming a director (exercisable after six months of service). The Directors Plan also provides that each non-employee director continuing in office receives a subsequent annual option grant on every May 1 thereafter to purchase 4,000 shares of Common Stock (exercisable after one year of service). On April 18, 1997, the Board of Directors approved an amendment to the Director Plan to increase the annual option grant from 1,000 to 4,000 shares of Common Stock. As of February 2, 1998, options outstanding or previously exercised under the Director Plan covered a total of 76,000 shares of Common Stock and 24,000 shares remained available for grant. The annual option grants scheduled for May 1, 1998 will exhaust the currently available shares of Common Stock. The exercise price of options granted under the Director Plan will be the fair market value of the Common Stock on the date of grant. The fair market value of the Company's Common Stock on March [3], 1998 was $22.625 per share. The Company intends to register the shares issuable pursuant to the Director Plan under the Securities Act of 1933.

      The Board of Directors believes that the proposed increase in the shares available for issuance of options under the Director Plan is necessary for the Company to attract, motivate and retain non-employee directors with the desired experience and ability and to further enhance their identity of interest with the Company's stockholders. The Board of Directors also believes the availability of stock options is essential for the Company to compete with other companies offering similar plans in attracting and retaining experienced and qualified non-employee directors.

      For federal income tax purposes, the optionee will realize no taxable income when the option is granted. Upon the exercise of an option granted under the Director Plan, the amount by which the fair market value of the shares purchased pursuant to such exercise exceeds the option price will be treated as compensation income received by the optionee. The amount of compensation income recognized by the optionee is deductible by the Company in the year the income is recognized. Upon the subsequent disposition of shares received upon the exercise of an option, generally any amount realized in excess of the optionee's basis will be taxed as a capital gain and any amount realized which is less than the optionee's basis will be treated as a capital loss.

      Approval of a stock option plan amendment that increases the number of shares available for issuance pursuant to Options is no longer required by Rule 16b-3 under the Securities Exchange Act of 1934. However, approval of the Amendment to the Director Plan is being sought in accordance with the requirements of the Nasdaq Stock Market and Section 162(m) of the Internal Revenue Code.

      The Plan Amendment must be approved by the holders of a plurality of the shares of Common Stock voting on the proposal at the Annual Meeting, provided that a quorum is present. Abstentions and broker non-votes are not counted in determining a plurality. The Board of Directors recommends a vote FOR approval of the Plan Amendment and proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

AMENDMENT TO RESTATED CHARTER AUTHORIZING PREFERRED STOCK.

      On February 17, 1998, the Board of Directors of the Company approved resolutions declaring it advisable to amend Paragraph 4 of the Restated Charter to create a class of Preferred Stock, and directing that the proposed amendment be submitted to the stockholders for approval at the Annual Meeting. The proposed amendment provides for the creation of a class of 5,000,000 shares of Preferred Stock, $1 par value (the Preferred Stock), which would be of the type commonly known as "blank-check" preferred stock. No change is proposed in the authorized number of shares of $.83 1/3 par value Common Stock. The full text of Paragraph 4, as proposed to be amended in the Company's Restated Charter, is set forth below.

      "4. The number of shares the Corporation is authorized to issue is 80,000,000 divided into shares as follows:

      (a) 5,000,000 shares of Preferred Stock with a par value of $1 per share, with the Preferred Stock to be issued in such series and with such preferences, limitations and relative rights as shall be determined from time to time by the Board of Directors; and

      (b) 75,000,000 shares of Common Stock with a par value of $.83-1/3 per share."

      The Board of Directors believes the proposed amendment would provide it with flexibility in managing the Company's capital structure. The Preferred Stock could be issued in connection with public offerings or private placements or other financing transactions, acquisitions, stock dividends, employee stock plans and for other general corporate purposes. In addition, the Preferred Stock could be issued in connection with a stockholder rights plan or to prevent or impede a merger, tender offer or other takeover attempts as described below, if the Board so determines. The Board has no current plans, arrangements, agreements or understandings regarding the issuance of any series of Preferred Stock, should the proposed amendment be approved and adopted. Issuances of Preferred Stock could be made without further action of the stockholders, unless such action were required by applicable law or the rules of the The Nasdaq Stock Market or any other stock exchange on which the Company's securities may then be listed or traded.

DESCRIPTION OF THE PREFERRED STOCK

      The amendment would authorize the Board of Directors, from time to time, to divide the Preferred Stock into series, to designate each series, and to determine for each series its respective rights and preferences, including, without limitation, any of the following: (i) the number of shares in each series; (ii) the rate of dividends, and whether dividends were cumulative or have a preference over the Common Stock in right of payment; (ii) the terms and conditions upon which shares may be redeemed and the redemption price; (iii) sinking fund provisions for the redemption of shares; (iv) the amount payable in respect of each share upon a voluntary or involuntary liquidation of the Company; (v) the terms and conditions upon which shares may be converted into other securities of the Company, including Common Stock; (vi) limitations and restrictions on payment of dividends or other distributions on, or redemptions of, other classes of stock of the Company junior to such series, including the Common Stock; (vii) conditions and restrictions on the creation of indebtedness or the issuance of other senior classes of stock; and (viii) voting rights. The Board of Directors has not fixed and does not believe it advisable at this time to fix the characteristics for any particular series of Preferred Stock. Each series of Preferred Stock will have the characteristics stated in articles of amendment adopted by the Board of Directors prior to issuance of shares of such series. Such characteristics may affect the voting rights of capital stockholders as well as funds available for dividends and the distribution of assets upon liquidation.

      All the shares of any one series of the Preferred Stock shall be identical in all respects. It is not possible to determine the actual effects of the Preferred Stock on the rights of the stockholders of the Company until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights;
(iii) dilution of the equity interests and voting power of holders of Common Stock if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.

CERTAIN ANTI-TAKEOVER EFFECTS OF THE PROPOSED AMENDMENT

      The Board of Directors will make any determination to issue shares of Preferred Stock based upon its judgment as to the best interests of the stockholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the stockholders and the Company, the issuance of shares of Preferred Stock could be used to create voting or other impediments including a stockholder rights plan or to discourage persons seeking to gain control of the Company, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the stockholders and the Company. Such issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock held by the holders of the Common Stock. In addition to the potential anti-takeover effects of this proposal, the Company's current Restated Charter provides for a 75% voting requirement for certain corporate transactions, including a merger, sale of substantially all of the Company's assets or dissolution of the Company and the Company's current Bylaws provide for a staggered Board of Directors.

VOTE REQUIRED FOR APPROVAL

      The proposed amendment to the Company's Restated Charter to authorize the creation of a new class of Preferred Stock will be submitted to stockholders for their approval at the Annual Meeting. Approval and adoption of the proposed amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter at the Annual Meeting, provided that a quorum is present. Abstentions and broker non-votes (shares held in street name that are not voted on the matter) will not be included in determining the necessary number of affirmative votes required to approve the proposal.

      The Board of Directors has unanimously approved and recommends a vote FOR approval of the proposed amendment to the Company's Restated Charter and proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1998 fiscal year, ending December 26, 1998. This selection is being presented to the stockholders for their ratification or rejection at this Annual Meeting.

      KPMG Peat Marwick LLP has served as the Company's independent certified public accountants and has audited the financial statements of the Company and its subsidiaries beginning with the 1991 fiscal year. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

      The Board of Directors recommends a vote FOR the ratification of the selection of KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1998 fiscal year, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice.

      If the stockholders do not ratify the selection of KPMG Peat Marwick LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

STOCKHOLDER PROPOSALS

      Any proposal that a stockholder intends to present for action at the 1999 Annual Meeting of Stockholders, currently scheduled for April 16, 1999, must be received by the Company no later than November [21], 1998, in order for the proposal to be included in the proxy statement and form of proxy for the 1999 Annual Meeting of Stockholders. The proposal should be sent to Secretary, Lance, Inc., Box 32368, Charlotte, North Carolina 28232.

COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 27, 1997, all
Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with, except that Weldon H. Johnson failed to report one transaction on a Form 4 that was subsequently reported on a Form 5, Richard G. Tucker failed to report one transaction on a Form 4 that was subsequently reported on a Form 4, Robert S. Carles failed to report one transaction on a Form 4 which was subsequently reported on a Form 5, James C. Melton failed to file a Form 3, Nancy Van Every McLaurin was three days late filing a Form 5 and Richard A. Zimmerman was nine days late filing a Form 4.

                                                                  APPENDIX A

[LOGO]                          LANCE, INC.                              PROXY


                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                    ANNUAL MEETING TO BE HELD APRIL 17, 1998

    The undersigned hereby appoints Scott C. Lea and Paul A. Stroup, III, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated on the reverse hereof, all shares of the $.83-1/3 par value Common Stock of the undersigned in Lance, Inc. at the Annual Meeting of Stockholders to be held on April 17, 1998, and at any adjournment thereof.

    THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. The Board of Directors recommends voting FOR on each item.

HAS YOUR ADDRESS CHANGED?

-------------------------

-------------------------

-------------------------

                                    (side 2)

1. ELECTION OF DIRECTORS: Nominees are Alan T. Dickson, James H. Hance, Jr., Nancy Van Every McLaurin, S. Lance Van Every and Weldon H. Johnson.

      [  ]  FOR                 [  ] WITHHOLD          [  ]   FOR ALL EXCEPT

      INSTRUCTION: To withhold authority for any nominee, mark the "For All Except" box and write that nominee's name below.

      -------------------------------------------------------------------------

2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 NONQUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED

      [  ]  FOR                 [  ]  AGAINST          [  ]  ABSTAIN

3. APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CHARTER TO CREATE A CLASS OF PREFERRED STOCK

      [  ]  FOR                 [  ]  AGAINST          [  ]  ABSTAIN

4.    RATIFICATION OF SELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS

      [  ]  FOR                 [  ]  AGAINST          [  ]  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

       Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

       PLEASE DATE AND SIGN EXACTLY AS PRINTED TO THE LEFT AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. (When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.)

Mark box at right if address change has been noted on the reverse of this card. [ ]


----------------------------------         ------------------------------------
Stockholder sign here         Date         Co-owner sign here             Date

                                                                    Appendix B

                                   LANCE, INC.

                       1995 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                                  (As amended)


      1. PURPOSE. This Plan is intended to provide Directors who are not employees of the Company a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage such Directors to remain with and to devote their best efforts to the Company.

      2. DEFINITIONS. Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         (a) "Act" means the Securities Exchange Act of 1934, as amended.

         (b) "Board" or "Board of Directors" means the Board of Directors of the Company.

         (c) "Common Stock" means the Common Stock, $.83-1/3 par value, of the Company and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Section 8 below.

         (d) "Company" means Lance, Inc., a North Carolina corporation, and any corporation succeeding to the Company's rights and obligations hereunder.

         (e) "Director" means a member of the Board of Directors of the Company who is not a regular employee of the Company or its subsidiaries.

         (f) "Disability" means the condition which results when an individual has become permanently and totally disabled within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1986.

         (g) "Fair Market Value", with respect to a share of the Common Stock on a particular date, shall be (i) if such Common Stock is listed on a national securities exchange or a foreign securities exchange or traded on the National Market System, the closing sale price of the Common Stock on said date on the national securities exchange, the foreign securities exchange or the National Market System on which the Common Stock is principally traded, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock, or (ii) if the Common Stock shall not be listed on a national securities exchange or a foreign securities exchange or traded on the National Market System, the mean between the closing bid and asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations, or (iii) if at any time quotations for the Common Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange or any foreign securities exchange or traded on the National Market System, the fair market value based on quotations for the Common Stock by market makers or other securities dealers as determined by the Board of Directors in such manner as the Board may deem reasonable.

         (h) "Option" means a stock option granted pursuant to this Plan.

         (i) "Optionee" means the person to whom an Option is granted.

         (j) "Option Price" is defined in Section 6.

         (k) "Plan" means this 1995 Nonqualified Stock Option Plan for Non-Employee Directors, as in effect from time to time.

         (l) "Stock Option Agreement" means the written agreement between an Optionee and the Company evidencing the grant of an Option under the Plan and setting forth or incorporating the terms and conditions thereof.

      3. ADMINISTRATION. The Plan shall be administered by the Board of Directors. The Board shall have all of the powers necessary to enable it properly to carry out its duties under the Plan, including but not limited to the power and duty to construe and interpret the Plan and to determine all questions that shall arise under the Plan, which interpretations and determinations shall be conclusive and binding upon all persons. Subject to the express provisions of the Plan, the Board may establish from time to time such regulations, provisions and procedures which in its opinion may be advisable in the administration of the Plan.

      Notwithstanding the foregoing or any other provision of this Plan to the contrary, no discretion concerning decisions regarding the Plan shall be afforded to a person who is not a "disinterested person" (as defined in the rules and regulations of the Securities and Exchange Commission under Section 16 of the Act, as in effect from time to time). In the event that it is necessary for the proper administration of the Plan to exercise any such discretion, and the Board is so precluded from exercising such discretion, the Board may delegate any authority to exercise such discretion to a person or committee of persons, each of whom is a "disinterested person" as so defined.

      4. ELIGIBILITY; OPTION GRANTS. Each Director serving on May 1 of each calendar year beginning May 1, 1995 shall automatically be granted an option to purchase shares of the Common Stock on May 1 of such calendar year. The first such Option for a Director shall be for 2,500 shares and each subsequent Option shall be for 4,000 shares with the number of shares being subject to adjustment or substitution as provided in Section 8 hereof; provided, however, that such automatic grants shall be made pro rata to all Directors if on the date of a grant there shall not be a sufficient number of shares of Common Stock available under the Plan to make all such grants.

      5. SHARES AVAILABLE FOR OPTION. The Board of Directors shall reserve for the purposes of the Plan, and by adoption of the Plan does hereby reserve, out of the authorized but unissued Common Stock, a total of 300,000 shares of Common Stock of the Company, subject to adjustment or substitution as provided in
Section 8 hereof. In the event that an Option expires or is terminated unexercised as to any shares covered thereby, such shares shall not thereafter be available for the granting of Options under the Plan and the reserve for such shares shall be terminated.

      6. OPTION PRICE. The price at which each share of Common Stock, subject to adjustment as provided in Section 8 hereof, may be purchased upon the exercise of an Option (the "Option Price") shall be the Fair Market Value of the shares of Common Stock subject to the Option on the date such Option is granted.

      7. EXERCISE OF OPTIONS.

         (a) Each Option by its terms shall require the Optionee granted such Option to remain available to serve as a Director of the Company for one year from the date of the grant of such Option before the right to exercise any part of such Option will accrue; provided, however, the first such Option granted to a Director by its terms shall require the Optionee to remain available to serve as a Director of the Company for only six months from the date of grant of such Option before the right to exercise any part of such Option will accrue. The Optionee may thereafter exercise any or all of such option until the expiration or termination of the option; provided, that not less than 100 shares may be purchased at any one time unless the number of shares purchased is the total number at such time purchasable under the Option. Subject to earlier termination as provided herein, all Options granted shall expire ten years from the date of grant thereof.

         (b) If an Optionee shall cease to be a Director otherwise than by such Optionee's death or Disability, then, subject to Subsection 7(a) hereof, the Option shall be exercisable at any time prior to the earlier of (i) the expiration date of such Option or (ii) that date which is three months from the date such Optionee ceases to be a Director, such three month period to include the date on which such termination occurs. If an Optionee ceases to be a Director as a result of such Optionee's death or Disability, then, subject to Subsection 7(a) hereof, the Option shall be exercisable at any time prior to the earlier of (i) the expiration date of such option or (ii) that date which is one year from the date such Optionee ceases to be a Director.

         (c) Each Option by its terms shall not be transferable by the Optionee otherwise than by will, or if the Optionee dies intestate, by the laws of descent and distribution, and such Option shall be exercisable during such Optionee's lifetime only by such Optionee. In the event of the death of an Optionee, then such Optionee's Options shall be exercisable to the extent herein provided by the executor or personal representative of the Optionee's estate or by any person who acquired the right to exercise such Option by bequest under the Optionee's will or by inheritance.

         (d) Each Option shall be confirmed by a Stock Option Agreement.

         (e) The Option Price for each share of Common Stock purchased pursuant to the exercise of each Option shall, at the time of the exercise of the Option, be paid in full in cash or equivalent. An Option shall be deemed exercised only when written notice of such exercise, together with payment of the Option Price, is received from the Optionee by the Company at its principal office. No Optionee shall have any rights as a shareholder of the Company with respect to Common Stock issuable pursuant to such Optionee's Option until such Option is duly exercised.

         (f) To the extent that an Option is not exercised within the period of time prescribed therefor as set forth in the Plan, the Option shall lapse and all rights of the Optionee thereunder shall terminate.

      8. ADJUSTMENT OF NUMBER OF SHARES. In the event that a dividend shall be declared on the Common Stock payable in shares of the Common Stock, the number of shares of Common Stock subject to grant to each Director each calendar year, the number of shares then subject to any Option and the number of shares reserved for issuance pursuant to the Plan shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock generally shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, or changed into or exchanged for cash or property or the right to receive cash or property (but not including any dividend payable in cash or property other than a liquidating distribution), whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to grant to each Director each calendar year and subject to any Option, and for each share of Common Stock reserved for issuance pursuant to the Plan, the number and kind of shares of stock or other securities or cash or property or right to receive cash or property into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the case of any such substitution or adjustment as provided for in this Section 8, the Option Price for each share covered thereby prior to such substitution or adjustment shall be the Option Price for all shares of stock or other securities or cash or property or right to receive cash or property which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 8. No adjustment or substitution provided for in this
Section 8 shall require the Company in any Stock Option Agreement to issue a fractional share and the total substitution or adjustment with respect to each Stock Option Agreement shall be limited accordingly.

      9. AMENDMENT OF PLAN. The Board of Directors shall have the right to amend, suspend or terminate the Plan at any time; provided that, except as and to the extent authorized and permitted by Section 8 above, (a) no amendment, suspension or termination shall adversely affect the rights of any Optionee as to any outstanding Option without the consent of such Optionee, subject to any limitation on such rights set forth in the Plan or such Optionee's Stock Option

Agreement except for any amendment the Board deems necessary to preserve or provide exemptions from the applicability of Section 16(b) of the Act to the grant, lapse, disposition, cancellation or exercise of Options; and (b) no amendment relating to the determination of the Optionees or of the grant dates or of the number of Options granted to any Optionee, or of the requirement that no discretion concerning decisions regarding the Plan shall be afforded to a person who is not a "disinterested person," shall be made more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986 or the rules thereunder.

      10. RESALES OF SHARES. The Company may impose such restrictions on the sale or other disposition of shares issued pursuant to the exercise of Options as the Board deems necessary to comply with applicable securities laws. Certificates for shares issued upon the exercise of Options may bear such legends as the Company deems necessary to give notice of such restrictions.

      11. COMPLIANCE WITH LAW AND OTHER CONDITIONS. No shares shall be issued pursuant to the exercise of any Option prior to compliance by the Company, to the satisfaction of its counsel, with any applicable laws. The Company shall not be obligated to (but may in its discretion) take any action under applicable federal or state securities laws (including registration or qualification of the Plan, the Options or the Common Stock) necessary for compliance therewith in order to permit the issuance of shares upon the exercise of Options or the immediate resale thereof by Optionees, except for actions (other than registration or qualification) that may be taken by the Company without unreasonable effort or expense and without the incurrence of any material exposure to liability.

      12. NONQUALIFIED OPTIONS. Options granted under the Plan will not be treated as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986.

      13. EFFECTIVE DATE. The Plan shall be effective on February 21, 1995, subject to approval of the Plan by a plurality of the shares voting on the approval of the Plan at the 1995 Annual Meeting of Stockholders. Until such approval shall be obtained, no Options shall be exercisable and if such approval shall not be obtained prior to the completion of the 1995 Annual Meeting of Stockholders, this Plan and all Options granted hereunder shall be void.